Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

SomaCeuticals, Inc. (a Texas corporation)

First Titan Energy, LLC, (a Nevada limited liability company)

First Titan Technical, LLC, (a Nevada limited liability company)